Exhibit 99

Contact:

Brent Turner

President

(615) 861-6000

Acadia Healthcare Reports 52.6% Increase in Fourth Quarter Adjusted EPS to $0.29 on Growth of 66.3% in Revenue and 79.0% in Adjusted Income from Continuing Operations

Expands and Extends Senior Secured Credit Facility

Establishes 2014 Earnings Guidance in Range of $1.26 to $1.29 per Diluted Share

FRANKLIN, Tenn. – February 19, 2014 – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2013. For the fourth quarter, revenue was $190.0 million, a 66.3% increase from $114.3 million for the fourth quarter of 2012. Income from continuing operations was $12.4 million, or $0.25 per diluted share, for the fourth quarter of 2013 compared with $4.5 million, or $0.10 per diluted share, for the fourth quarter of 2012. Adjusted income from continuing operations was $14.5 million for the fourth quarter of 2013, up 79.0% from $8.1 million for the fourth quarter of 2012, and adjusted income from continuing operations per share increased 52.6% to $0.29 from $0.19 for the comparable quarters. Per share results reflect a 15.4% increase in weighted average shares outstanding for the fourth quarter of 2013 from the same quarter in 2012, primarily due to Acadia’s public equity offering in December 2012. The adjusted results exclude transaction-related expenses of $3.3 million and $6.0 million for the fourth quarter of 2013 and 2012, respectively. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 8 and 9.

For the full year ended December 31, 2013, revenue increased 75.1% to $713.4 million from $407.5 million for 2012. Income from continuing operations for 2013 was $43.3 million, or $0.86 per diluted share, compared with $20.5 million, or $0.53 per diluted share, for 2012. Adjusted income from continuing operations increased 109.4% for 2013 to $53.6 million from $25.6 million for 2012 and increased 62.1% to $1.07 per diluted share from $0.66 per diluted share. Per share results reflect a 29.9% increase in weighted average shares outstanding for the comparable periods, primarily due to Acadia’s public equity offerings in 2012. The adjusted results for 2013 exclude debt extinguishment costs of $9.4 million and transaction-related expenses of $7.2 million and, for 2012, exclude transaction-related expenses of $8.1 million.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “The fourth quarter was a strong finish to a great 2013 for Acadia. We added over 1,000 licensed beds to our operations in 2013, through the completion of seven acquisitions during the year, as well as by adding beds to existing facilities and opening two de novo facilities. As a result, we completed 2013 with approximately 4,200 licensed beds in 51 facilities in 23 states and Puerto Rico compared with more than 3,100 licensed beds in 42 facilities in 21 states at the end of 2012.

- MORE -

ACHC Reports Fourth Quarter Results

February 19, 2014

“These new beds contributed significantly to our strong revenue growth for the quarter and the year. Our same facility results also reflected the impact of new beds added to the same facility base, as well as our ongoing revenue generation initiatives in each facility. Same facility revenue increased 8.5% for the fourth quarter and 10.0% for fiscal 2013 compared with the same prior-year periods. For the quarter, this increase was driven by a 7.3% rise in patient days and a 1.1% increase in revenue per patient day. Our same-facility revenue growth combined with a continuous focus on operating efficiency enabled us to maintain a fourth quarter same facility EBITDA margin of over 27%. Acadia’s adjusted consolidated EBITDA increased 61.1% to $39.2 million, or 20.6% of revenue, for the fourth quarter of 2013 from $24.3 million, or 21.3% of revenue, for the fourth quarter of 2012.

“We recently completed an expansion and extension of our senior secured credit facility. The credit facility is comprised of a $300 million term loan, and the revolving credit facility has been increased to $300 million from $100 million previously. In addition, the interest rate for the entire credit facility, whose maturity was extended to February 2019, is now 50 basis points lower, and we have increased flexibility related to our financial and other restrictive covenants.

“The expanded credit facility positions us well for implementing our growth strategies for 2014. Having already completed one acquisition in January, our current availability under the revolving credit facility is approximately $232 million. Our ratio of total net debt to trailing 12 months adjusted EBITDA was 4.2 at the end of 2013, and we continued to generate significant net cash from continuing operations, with growth of 90.4% to $65.3 million for fiscal 2013.”

Acadia today established its guidance for 2014 earnings per diluted share in a range of $1.26 to $1.29. In addition, Acadia’s guidance for earnings per diluted share for the first quarter of 2014 is in a range of $0.27 to $0.28. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its fourth quarter financial results at 10:00 a.m. Eastern Time on Thursday, February 20, 2014. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through March 5, 2014.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and

- MORE -

ACHC Reports Fourth Quarter Results

February 19, 2014

capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 52 behavioral healthcare facilities with more than 4,200 licensed beds in 24 states and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

- MORE -

ACHC Reports Fourth Quarter and Full Year Results

February 19, 2014

Acadia Healthcare Company, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per share amounts)
Revenue before provision for doubtful accounts	$195,879	$115,212	$735,109	$413,850
Provision for doubtful accounts	(5,880)	(960)	(21,701)	(6,389)

Revenue	189,999	114,252	713,408	407,461

Salaries, wages and benefits (including equity-based compensation expense of $1,505, $576, $5,249 and $2,267, respectively)	109,058	66,049	407,962	239,639
Professional fees	9,877	5,498	37,171	19,019
Supplies	9,552	5,348	37,569	19,496
Rents and leases	2,672	1,594	10,049	7,838
Other operating expenses	21,148	12,009	80,572	42,777
Depreciation and amortization	4,842	2,650	17,090	7,982
Interest expense, net	9,578	7,583	37,250	29,769
Debt extinguishment costs	—	—	9,350	—
Transaction-related expenses	3,337	6,015	7,150	8,112

Total expenses	170,064	106,746	644,163	374,632

Income from continuing operations before income taxes	19,935	7,506	69,245	32,829
Provision for income taxes	7,536	3,018	25,975	12,325

Income from continuing operations	12,399	4,488	43,270	20,504
Loss from discontinued operations, net of income taxes	(119)	(123)	(691)	(101)

Net income	$12,280	$4,365	$42,579	$20,403

Basic earnings per share:
Income from continuing operations	$0.25	$0.10	$0.87	$0.53
Loss from discontinued operations	—	—	(0.02)	—

Net income	$0.25	$0.10	$0.85	$0.53

Diluted earnings per share:
Income from continuing operations	$0.25	$0.10	$0.86	$0.53
Loss from discontinued operations	(0.01)	—	(0.01)	—

Net income	$0.24	$0.10	$0.85	$0.53

Weighted-average shares outstanding:
Basic	50,053	43,436	50,004	38,477
Diluted	50,411	43,701	50,261	38,696

- MORE -

ACHC Reports Fourth Quarter and Full Year Results

February 19, 2014

Acadia Healthcare Company, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,
	2013	2012
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$4,569	$49,399
Accounts receivable, net of allowance for doubtful accounts of $18,345 and $7,484, respectively	95,885	63,870
Deferred tax assets	15,703	11,380
Other current assets	28,969	16,332

Total current assets	145,126	140,981
Property and equipment, net	370,109	236,942
Goodwill	661,549	557,402
Intangible assets, net	20,568	15,988
Other assets	27,307	32,100

Total assets	$1,224,659	$983,413

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$15,195	$7,680
Accounts payable	36,026	19,081
Accrued salaries and benefits	37,721	28,749
Other accrued liabilities	25,748	16,341

Total current liabilities	114,690	71,851
Long-term debt	601,941	465,638
Deferred tax liabilities - noncurrent	7,971	998
Other liabilities	19,347	12,376

Total liabilities	743,949	550,863
Equity:
Common stock	501	499
Additional paid-in capital	461,807	456,228
Retained earnings (accumulated deficit)	18,402	(24,177)

Total equity	480,710	432,550

Total liabilities and equity	$1,224,659	$983,413

- MORE -

ACHC Reports Fourth Quarter and Full Year Results

February 19, 2014

Acadia Healthcare Company, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2013	2012	2011
	(In thousands)
Operating activities:
Net income (loss)	$42,579	$20,403	$(34,892)
Adjustments to reconcile net income (loss) to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	17,090	7,982	4,278
Amortization of debt issuance costs	2,264	2,507	1,271
Equity-based compensation expense	5,249	2,267	17,320
Deferred income tax expense (benefit)	10,083	2,847	(6,442)
Loss from discontinued operations, net of taxes	691	101	1,698
Debt extinguishment costs	9,350	—	—
Other	21	(3)	(168)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(21,242)	(10,344)	(1,675)
Other current assets	(3,652)	1,583	(1,625)
Other assets	(2,239)	637	(969)
Accounts payable and other accrued liabilities	(848)	485	3,326
Accrued salaries and benefits	2,803	5,142	(1,759)
Other liabilities	3,181	702	734

Net cash provided by (used in) continuing operating activities	65,330	34,309	(18,903)
Net cash provided by (used in) discontinued operating activities	232	(411)	(1,763)

Net cash provided by (used in) operating activities	65,562	33,898	(20,666)

Investing activities:
Cash paid for acquisitions, net of cash acquired	(164,019)	(443,473)	(206,379)
Cash paid for capital expenditures	(68,941)	(27,595)	(9,558)
Cash paid for real estate acquisitions	(8,092)	(53,159)	(8,706)
Other	(1,926)	(417)	(689)

Net cash used in continuing investing activities	(242,978)	(524,644)	(225,332)
Net cash used in discontinued investing activities	—	—	(238)

Net cash used in investing activities	(242,978)	(524,644)	(225,570)

Financing activities:
Borrowings on long-term debt	150,000	176,063	282,485
Borrowings on revolving credit facility	61,500	16,000	15,100
Principal payments on revolving credit facility	(8,000)	(16,000)	(15,100)
Principal payments on long-term debt	(7,680)	(6,000)	(5,063)
Repayment of long-term debt	(52,500)	—	(9,984)
Payment of debt issuance costs	(4,307)	(4,551)	(12,111)
Payment of premium on note redemption	(6,759)	—	—
Issuances of common stock, net	(205)	311,841	67,162
Common stock withheld for minimum statutory taxes, net	(1,242)	960	38
Excess tax benefit from equity awards	1,779	714	—
Cash distribution paid to equity holders	—	—	(74,441)
Contribution from Holdings	—	—	51,029
Distributions to equity holders	—	—	(375)

Net cash provided by financing activities	132,586	479,027	298,740

Net (decrease) increase in cash and cash equivalents	(44,830)	(11,719)	52,504
Cash and cash equivalents at beginning of the period	49,399	61,118	8,614

Cash and cash equivalents at end of the period	$4,569	$49,399	$61,118

Effect of acquisitions:
Assets acquired, excluding cash	$192,928	$482,891	$278,895
Liabilities assumed	(17,725)	(44,982)	(27,464)
Deposits paid for acquisitions	500	11,684	—
Prior year deposits paid for acquisitions	(11,684)	—	—
Contingent consideration issued in connection with acquisition	—	(6,120)	—
Issuance of common stock in connection with acquisition	—	—	(44,025)
Issuance of replacement share-based awards in connection with acquisition	—	—	(1,027)

Cash paid for acquisitions, net of cash acquired	$164,019	$443,473	$206,379

- MORE -

ACHC Reports Fourth Quarter and Full Year Results

February 19, 2014

Acadia Healthcare Company, Inc.

Operating Statistics

(Unaudited)

(Revenue in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2013	2012	% Change	2013	2012	% Change
Same Facility Results (a)
Revenue	$121,438	$111,926	8.5%	$436,639	$397,086	10.0%
Patient Days	196,416	183,090	7.3%	719,100	661,227	8.8%
Admissions	8,421	8,276	1.7%	31,699	29,998	5.7%
Average Length of Stay (b)	23.3	22.1	5.4%	22.7	22.0	2.9%

Revenue per Patient Day	$618	$611	1.1%	$607	$601	1.1%
EBITDA margin	27.1%	27.3%	-20 bps	26.4%	25.0%	140 bps

Total Facility Results
Revenue	$189,327	$113,849	66.3%	$710,695	$406,718	74.7%
Patient Days	284,753	188,179	51.3%	1,073,136	687,794	56.0%
Admissions	15,698	8,308	89.0%	57,568	30,216	90.5%
Average Length of Stay (b)	18.1	22.7	-19.9%	18.6	22.8	-18.1%

Revenue per Patient Day	$665	$605	9.9%	$662	$591	12.0%
EBITDA margin	24.6%	26.7%	-210 bps	24.3%	24.7%	-40 bps

(a)	Same facility results for the comparative three months and year ended December 31, 2013 and 2012 have been adjusted for the impact of a conversion of 50 beds from residential to acute at one of the Company’s facilities. The conversion began in the second quarter of 2013 and is expected to be completed in the first quarter of 2014.
(b)	Average length of stay is defined as patient days divided by admissions.

- MORE -

ACHC Reports Fourth Quarter and Full Year Results

February 19, 2014

Acadia Healthcare Company, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands)		(in thousands)
Net income	$12,280	$4,365	$42,579	$20,403
Loss from discontinued operations	119	123	691	101
Provision for income taxes	7,536	3,018	25,975	12,325
Interest expense, net	9,578	7,583	37,250	29,769
Depreciation and amortization	4,842	2,650	17,090	7,982

EBITDA	34,355	17,739	123,585	70,580

Adjustments:
Equity-based compensation expense (a)	1,505	576	5,249	2,267
Debt extinguishment costs (b)	—	—	9,350	—
Transaction-related expenses (c)	3,337	6,015	7,150	8,112

Adjusted EBITDA	$39,197	$24,330	$145,334	$80,959

See footnotes on page 10.

- MORE -

ACHC Reports Fourth Quarter and Full Year Results

February 19, 2014

Acadia Healthcare Company, Inc.

Reconciliation of Adjusted Income from Continuing Operations to Income from

Continuing Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Income from continuing operations	$12,399	$4,488	$43,270	$20,504
Provision for income taxes	7,536	3,018	25,975	12,325

Income from continuing operations before income taxes	19,935	7,506	69,245	32,829

Adjustments to income from continuing operations:
Debt extinguishment costs (b)	—	—	9,350	—
Transaction-related expenses (c)	3,337	6,015	7,150	8,112
Income tax provision/benefit reflecting tax effect of adjustments to income from continuing operations (d)	(8,797)	(5,435)	(32,172)	(15,353)

Adjusted income from continuing operations	$14,475	$8,086	$53,573	$25,588

Weighted-average shares outstanding - diluted	50,411	43,701	50,261	38,696
Adjusted income from continuing operations per diluted share	$0.29	$0.19	$1.07	$0.66

See footnotes on page 10.

- MORE -

ACHC Reports Fourth Quarter and Full Year Results

February 19, 2014

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, and debt extinguishment costs.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a)	Represents the equity-based compensation expense of Acadia.
(b)	Represents debt extinguishment costs related to the repayment of $52.5 million of the Company’s 12.875% Senior Notes due 2018 on March 12, 2013, including a prepayment premium of $6.8 million and the write-off of $2.6 million of deferred financing costs.
(c)	Represents transaction-related expenses incurred by Acadia related to acquisitions.
(d)	Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on effective tax rates.

- END -